SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BRITANNIA BULK HOLDINGS INC

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	Not Applicable
(State of Incorporation or organization)	(I.R.S. Employer Identification Number)

Dexter House

2 Royal Mint Court

London

EC3N 4QN

United Kingdom

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities to be registered pursuant to Section 12(g) of the act: None

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the common stock of Britannia Bulk Holdings Inc (the “Company”), par value $0.01 per share (the “Common Stock”), is set forth under and incorporated by reference from the “Description of Capital Stock” section of the prospectus included in the Company’s Registration Statement on Form F-1 (File No. 333—151420) originally filed with the Securities and Exchange Commission on June 4, 2008, as amended.

ITEM 2.  EXHIBITS.

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRITANNIA BULK HOLDINGS INC

Date: June 4, 2008	By:	/s/ Fariyal Khanbabi
Fariyal Khanbabi
Chief Financial Officer and Director